CyclO3PSS Corporation

         Notes to Consolidated Financial Statements (continued)







                                      EXHIBIT 21.1

                               Subsidiaries of Registrant

                             CyclO3PSS Medical Systems, Inc.
                             CyclO3PSS BioChemical Corporation
                             CyclO3PSS Textile Systems, Inc.
                             CyclO3PSS Waste Water Systems, Inc.
                             CyclO3PSS Food Processing Systems, Inc.



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